UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SQUARESPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0375811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Varick Street, 12th Floor
New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333- 255284.

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Class A common stock to be registered hereunder, par value $0.0001 per share, of Squarespace, Inc., a Delaware corporation (the “Registrant”), as included under the caption “Description of Capital Stock—Common Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2021 (Registration No. 333-255284), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.   Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 7, 2021

SQUARESPACE, INC.

By:	/s/ Anthony Casalena
	Name:	Anthony Casalena
	TItle:	Chief Executive Officer

3